Exhibit 10.6

Certain terms have been omitted pursuant to Regulation S-K Item 601(a)(6). The Registrant agrees to furnish supplementally a copy of any of the terms to the SEC upon request.

Dated the 21 day of July 2021

UNICO CO., LTD

UNICO HK CORPORATION LIMITED

And

C& HOSPITALITY LIMITED

LUK, SIU FUNG MARK （陸兆鋒）

FRANCHISE AGREEMENT

PANG, KUNG & Co.
Solicitors, Hong Kong SAR
Rooms 1808-9, 18th Floor
71 Des Voeux Road Central
Hong Kong

THIS AGREEMENT made the 21st day of July Two Thousand And Twenty-One

BETWEEN

(A)	UNICO CO., LTD whose registered office is situate at 3-1 Chuo-Honmachi, Saga City, Saga Prefecture, Japan (“Unico Japan”);

(B)	UNICO HK CORPORATION LIMITED whose registered office is situated at Unit 1214, 12/F., Chai Wan Industrial City, Phase 1, 60 Wing Tai Road, Chai Wan, Hong Kong (“Unico HK”) (“Unico Japan” and “Unico HK” collectively referred to as “the Franchisor”);

(C)	C& HOSPITALITY LIMITED whose registered office is situated at Shop No. G1 & G3, Ground Floor, Site 11 (Treasure World), Whampoa Garden, Hung Hom, Kowloon, Hong Kong (the “Franchisee”); and

(D)	LUK, SIU FUNG MARK (陸兆鋒) (holder of HKID: [***]) of [***] (the “Director”).

WHEREAS:-

(1)	Unico Japan is the owner of the trade names of “YAKINIKU KAKURA” and “焼肉芳水” (hereinafter referred to as “the Trade Name”) and carries on the business of operating Japanese-style restaurants of roasted grilled and/ or barbecued pork and other cuisine with the use of the Trade Name.

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(2)	The operation of the Trade Name is conducted with a distinctive format and standard which comprise its trade names, trade marks, logos, designs, operational procedures, implementation plans, management guidelines, methods, personnel policies, training, specifications, style, settings, seating plans, menus, products, utensils, advertising, etc. (hereinafter referred to as “the Method”).

(3)	The Director is the director and sole shareholder of the Franchisee, holding all the issued shares of the Franchisee.

(4)	The Franchisee finds opportunities in the Business (as hereinafter defined) wishes to enter into the business of operating chain restaurants under the Trade Name in accordance with the Method in Hong Kong.

WHEREBY IT IS MUTUALLY AGREED BY AND BETWEEN the parties hereto as follows:

1.	DEFINITION AND INTERPRETATION

1.1	In this Agreement unless the context otherwise requires the expression hereinbelow shall have the following meanings:-

“Business”	means operating chain restaurants in accordance with the Method under the Trade Name in Hong Kong;

“Company”	means ES CONCEPT (F&B) CO., LIMITED (CR No.: 2945332) whose registered office is situated at Unit 1214, 12/F., Chaiwan Industrial City, Phase 1, 60 Wing Tai Road, Chai Wan, Hong Kong;

“Intellectual Property”	includes without limitation the Trade Name, the Trade Marks, the Methods, and all goodwill, patents, technology, copyright, designs, licenses and other intellectual property or similar rights owned, as may be owned or entitled to use by the Franchisor in connection with and/ or for use in the course of the Business (regardless of whether the same has been registered or not);

“Products”	means the specialty sauce and other food ingredients produced by or on the instructions of the Franchisor to be used with the Method and sold under the Trade Marks as may be advised and approved by the Franchisor;

“Shops”	means the restaurants operated by the Company in Hong Kong and, for the sake of greater clarity, it shall include the restaurant situate at Shop No. G1 & G3, Ground Floor, Site 11 (Treasure World), Whampoa Garden, Hunghom, Kowloon or such other restaurants or branches opened by the Company pursuant to the terms and conditions of this Agreement in the future;

“Trade Marks”	means the trade names, trade marks, designs, logos, patent and such other proprietary rights as may be owned or entitled to use by the Franchisor in connection with and/or for use in the course of the Business as at the date hereof and/or hereafter;

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1.2	The headings in this Agreement are for convenience only and do not affect its interpretation.

1.3	In this Agreement, the words include, includes, including and such as are to be construed as if they were immediately followed by the words without limitation.

2.	GRANT

2.1	In consideration of the Franchisee duly observing and performing its obligations under this Agreement, the Franchisor hereby grants and gives unto the Franchisee during the continuance of this Agreement an exclusive franchise or licence to operate the Shop(s) in Hong Kong and carry on the Business of the Company under the Trade Name in accordance with the Method on the terms and conditions hereinafter provided. All other rights are hereby expressly reserved by the Franchisor.

2.2	The Franchisee and the Director hereby acknowledges that the franchise or licence granted pursuant to this Agreement is personal to the Franchisee and the Franchisee and the Director jointly and severally undertake that the Franchisee will not transfer assign mortgage charge or sub-license the said franchise or licence in whole or in part or otherwise enter into any arrangements having a similar effect without the prior written consent of the Franchisor and in accordance with the terms and conditions of this Agreement.

2.3	The franchise or licence shall be deemed to be revoked immediately upon expiration or termination of this Agreement by the Franchisor or sale of the operation by the Franchisee in accordance with terms hereinafter provided.

2.4	Waiver by the Franchisor or any particular default by the Franchisee shall not affect or prejudice the Franchisor’s rights in respect of any other default nor any subsequent default of the same or of a different kind nor shall any delay or omission of the Franchisor to exercise any right arising from any default affect or prejudice the Franchisor’s rights as to the same or any future default.

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3.	TERM

3.1	This Agreement shall commence on 1 July 2021 and, subject to any extension under Clause 3.2 herein or the earlier termination by the Franchisor pursuant to the terms of this Agreement, the franchise or licence hereunder will last for FIFTEEN (15) YEARS (i.e. until 30 June 2036, inclusively). The Franchisee and the Director hereby confirms that they have fully complied with the terms and conditions of this Agreement since the commencement date, notwithstanding that this Agreement was executed later.

3.2	Upon receiving written notice of the Franchisee of its intention to extend the term of this Agreement, the Franchisor may, at its absolute discretion, and subject to the Franchisee having fully complied with the terms and conditions of this Agreement, extend the term of this Agreement for one further period of FIFTEEN (15) YEARS (i.e. until 30 June 2051, inclusively).

4.	FEES AND PAYMENT

In consideration of the granting of the licence franchise and other rights hereinafter provided, the Franchisee shall make the following payments:

4.1	The Franchisee shall pay the Franchisor a lump-sum Franchise Fee in the sum of DOLLARS ONE MILLION (HK$ 1,000,000.00) in the currency of Hong Kong (hereinafter referred to “the Franchise Fee”) upon execution of this Agreement.

4.2	(a) During the continuance of this Agreement, the Franchisee shall pay a continuing monthly Franchise Fee at the rate of THREE PERCENTAGE POINT (3%) of the monthly sales of each Shop(s) (“the Continuing Franchise Fee”). The Continuing Franchise Fee shall be paid by the Franchisee to the Franchisor on a monthly basis during the continuance of this Agreement and shall be paid on the first business day of the immediate following calendar month.

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(b) The Franchisee shall provide the Franchisor for verification detailed statement of the monthly sales of each Shop(s) certified by a director of the Company to be true and correct in all respects within the first seven days of the immediate following calendar month and shall provide the Franchisor the audited financial statements of the Company certified by a director of the Company to be true and correct in all respects within 10 business days upon the signing of the directors’ report.

(c) The Franchisor and its authorized agents or accountants shall have access to the Franchisee’s books showing the monthly sales of each Shop(s) and other supporting documents for the purposes of verifying the Continuing Franchise Fee payable by the Franchisee hereunder to the Franchisor and the Franchisee shall afford the Franchisor and its duly authorized agents or accountants such access at all reasonable times as and when so requested by the Franchisor or its duly authorized agents or accountants.

4.3	During the continuance of this Agreement, the Franchisee shall purchase specialty sauce exclusively from the Franchisor (“Supplies”) and shall not use any other sauces except with the prior written consent of the Franchisor. The prices of the Supplies and such other Products which the Franchisee purchases from the Franchisor from time to time (collectively referred to as “Prices of the Supplies”) shall be paid by the Franchisee to the Franchisor within 30 days from the date of shipment of the Supplies during the continuance of this Agreement. All costs (including but not limited to freight, warehousing or other transportation related costs) shall be borne by the Franchisee.

4.4	The payment of the Franchise Fee, the Continuing Franchise Fee and the Prices of the Supplies shall be made payable by the Franchisee to the Franchisor in immediately available cash free and clear from any and all set-offs, counter-claims, withholdings and deductions whatsoever and in accordance with the instructions of the Franchisor as may be advised from time to time by the Franchisor.

4.5	Time shall be of the essence for the purpose of payment of the Franchise Fee, the Continuing Franchise Fee and the Prices of the Supplies under this Agreement.

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5.	OBLIGATIONS OF FRANCHISOR

During the continuance of this Agreement, the Franchisor agrees and undertakes to fulfill the following obligations:

5.1	To permit the Franchisee to carry on Business under the Trade Name and to use the Trade Name or words in advertising the Business in accordance with the standard and format as may be advised by the Franchisor from time to time.

5.2	To provide, if the Franchisor thinks fit, operation manual instructions or direction from time to time as guidelines for the operation of the Business in accordance with the Method. If an operation manual is supplied by the Franchisor to the Franchisee, the operation manual so supplied shall serve as the objective standards by which the performance and observation of the obligations of the Franchisee as provided hereunder are assessed.

5.3	To advise and/or assist, if the Franchisor thinks fit, the Franchisee in connection with the location of premises for the operation of the Business, commencement and development of the Business in Hong Kong, in particular relating to the design, setting, layout, seating plans, equipment, fixtures, fittings, renovation of the Shop(s) in compliance with the requirements of the Business and/ or such operation manual as may be supplied by the Franchisor. The Franchisee may engage its own contractor for the renovation or decoration of the Shop(s) at its own expenses provided that the standard or level of workmanship shall meet the requirements of the Franchisor.

5.4	To advise, if the Franchisor thinks fit, the Franchisee on the management, technical knowledge, training, personnel policies, finance, promotion, advertising and/or any issues in connection with how the operation of the Business will comply with the Method.

5.5	To provide free training at the request of the Franchisee for not less than two of its employees and staff for the operating of Business in the management, plans, measures, techniques, methods, services, standards, etc. for a period of not less than 1 month in the outlet operated by the Franchisor at such place as determined by the Franchisor from time to time. For the avoidance of doubt, during such training period, the employees on training shall remain the employees of the Franchisee and all related salaries or wages or such other expenses of the employees on training including but not limited to air-ticket fares and accommodation shall be solely borne by the Franchisee.

5.6	To send or delegate at least one qualified chef in the employ of the Franchisor at the Franchisor’s own expenses (except for the accommodation and transportation fees, which shall be borne by the Franchisee) to reasonably assist, advise and/or supervise the Franchisee in connection with the preparation and opening of any further Shop(s) and/or premises for the operation of the Business for a period of not less than two weeks or the launching of any campaigns and/or promotion activities.

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5.7	To make available and to supply to the Franchisee the Supplies at reasonable prices as may be charged and supplied by the Franchisor.

5.8	To promote the Trade Name and the Business in Hong Kong and, if the Franchisor thinks fit, to issue from time to time for distribution among potential customers leaflets pamphlets and other advertising material including addresses of outlets and telephone numbers of the Franchisee and other operators as the Franchisor deems fit.

5.9	To advise and provide at the reasonable request of the Franchisee materials, information and assistance for advertising, sales promotion and/or publicity campaigns of the Business from time to time as the Franchisor thinks fit and to allow the Franchisee to conduct the advertising, sales promotion and/or publicity campaigns of the Business in such a manner that in the opinion of the Franchisee are effective and suitable for the taste of the local market.

For the sake of greater clarity, the Franchisee hereby expressly acknowledges and confirms that the Franchisor shall not be liable, answerable or accountable for any loss or damage resulting from or in relation to the advice and/ or assistance provided by the Franchisor to the Franchisee pursuant to this Clause 5, except to the extent that such loss or liability is found in a final non-appealable judgment of a court of competent jurisdiction to have been directly caused by the gross negligence or wilful misconduct of the Franchisor.

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6.	OBLIGATIONS OF FRANCHISEE

During the continuance of this Agreement, the Franchisee agrees and undertakes to fulfill the following obligations:

6.1	To carry on the Business only on or from the premises at the Shop(s) which has previously been approved by the Franchisor in writing.

6.2	To consult with the Franchisor on the decoration, renovation, partitioning, refurbishment, furnishing, equipment, fixtures and fittings in such Shop(s) and/or premises for the Business so that the format and standard of the Shop(s) are in compliance with the requirements of the Business and Method.

6.3	To comply with all laws byelaws and regulations applicable to the type or nature of the Business from time to time issued by the local government or authorities.

6.4	To conduct the Business in an orderly and businesslike manner and to comply with the format, standards, reasonable rules, operation manual(s), guidelines and directions as may be advised by the Franchisor from time to time and maintain the quality of the Products served.

6.5	To obtain and maintain at its own expense such consents licences and permissions as may be necessary for the operation of the Business on the premises and the exhibition of advertising signs and other matters.

6.6	To cooperate with the Franchisor in the establishment and maintenance of the facilities for the operation of the business at the Shop(s) as may be suitable for the Business.

6.7	To devote the Shop(s) entirely to the operation of the Business.

6.8	To take such reasonable steps and measures to store and preserve the materials or ingredients supplied by the Franchisor for the Business.

6.9	To carry on bona fide operation of the Business under this Agreement and continue such operation continuously thereafter under the Trade Name on and from the premises in conformity in all respects with the Method.

6.10	To open a new Shop for the commencing of the bona fide operation of the Business under this Agreement on or before 30 September 2021 and continue such operation continuously thereafter under the Trade Name on and from the premises in conformity in all respects with the Method.

6.11	To maintain and upkeep the Shop(s) for the Business and the fixtures and fittings therein in a reasonable state of repair and cleanliness so as to enhance the reputation of the trade name of the Franchisor and to promote the Business.

6.12	To recruit and employ a sufficient number of qualified staff and workers to ensure the smooth and efficient operation of the Business at the shops and/or premises, to provide suitable training therefor and to ensure that the staff and workers serve the customers and patrons in a courteous, polite and pleasant manner.

6.13	To ensure the staff and workers working at the Shop(s) to wear such uniform and in such manner as may be advised by the Franchisor and such uniform shall at all times be in a reasonable state of cleanliness and neatness.

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6.14	To pay the Prices of the Supplies to the Franchisor in accordance with Clause 4 hereinabove promptly and on time.

6.15	To furnish the Franchisor with an audited profit and loss account of the Business for its reference as may from time to time be requested by the Franchisor.

6.16	To diligently promote and make every effort steadily to increase the Business by advertisements suitable signs Provided Always that no such designs advertising signs or other forms of publicity shall be used in connection with the Business unless the same shall have been first submitted to and approved as to content design form colour number location and size by the owner as meeting its standards.

6.17	To permit the Franchisor and its authorized representatives at all reasonable times to enter upon the premises for the purpose of ascertaining whether the provisions of this Agreement are being complied with.

6.18	To make available to the Franchisor or such authorized representatives all books records accounts vouchers and other matters relating to the conduct of the Business and permit them to take copies of any of the same and provided them with such explanations as they reasonably require.

6.19	To attend such meetings with the Franchisor as may be convened at the direction of the Franchisor from time to time for reporting to the Franchisor of the operation of the Business and for receiving such guidelines and/or direction from the Franchisor.

6.20	Not to use the Trade Name upon or in relation to any documentation merchandise equipment supplies accessories or other articles unless the same shall have been first submitted to and approved in writing by the Franchisor as meeting its standards of quality and utility.

6.21	Not to sell or give away any Products supplied by the Franchisor to the Franchisee to any third party or parties except for the immediate consumption at the Shops and promotion of the same on the said premises.

6.22	Not to divulge any trade secrets in respect of the Business to any unauthorized person or party without the previous written consent of the Franchisor.

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6.23	This Agreement shall be personal to the Franchisee named in this Agreement and shall in no way vest upon any of Franchisee’s personal representatives, or successors-in-title, trustees or committee and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Franchisor (which approval the Franchisor may give or withhold at its absolute discretion without assigning any reason therefor), be deemed to be breaches of this Clause:

(i)	Any take over reconstruction amalgamation merger or dissolution (including but not limited to deregistration, voluntary winding-up or compulsory winding-up whatsoever) of the Franchisee and/ or the Company.

(ii)	In the case of a Franchisee and/ or the Company which is a limited company, any change in the person or persons who owns or own a majority of the voting shares of and in the Franchisee and/ or the Company or otherwise has or have effective control of the Franchisee and/ or the Company or any change in the membership of its Board of Directors. For the avoidance of doubt, the Franchisor hereby acknowledges that the Director has informed the Franchisor, who has also agreed, that new shareholders will be brought in but the Director shall remain as the majority shareholder.

(iii)	In the case of a Franchisee which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(iv)	Any change in the Franchisee’s and/ or the Company’s business name.

6.24	The Franchisee hereby agrees to fully indemnify and keep the Franchisor and its assigns fully indemnified on demand from and against any, all losses, costs and expenses (including legal expenses) which the Franchisor and its assigns may reasonably incur or sustain from or in relation to the breach of this Clause 6. This indemnity shall be without prejudice to any of the rights and remedies of the Franchisor and its assigns in relation to any such breach of Warranties and all such rights and remedies are hereby expressly reserved.

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7.	GUARANTEE

7.1	In consideration of the granting of the licence franchise and other rights to the Franchisee hereinafter provided, the Director hereby irrevocably and unconditionally:-

(a)	guarantees to the Franchisor the punctual performance by the Franchisee of all of the payment obligations assumed and/ or expressed to be assumed by the Franchisee under this Agreement and undertakes with the Franchisor that whenever the Franchisee does not pay any amount when due under this Agreement, the Director shall immediately on demand pay that amount as if it was the principal obligor; and

(b)	undertakes to use its best endeavours to procure the strict observance and performance by the Franchisee of each and all of its obligations contained or referred to in this Agreement and undertakes to indemnify and keep indemnified the Franchisor from and against all losses, costs and expenses (including legal expenses) which the Franchisor may reasonably incur or sustain from or in relation to any breach or non-observance or non-performance of those obligations or incurred by the Franchisor of this Agreement.

7.2	The Director hereby expressly waives any right he may have of first requiring the Franchisor to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Director under this Clause 7.

8.	LOCATION OF PREMISES FOR OPERATION

8.1	(a)	For the purposes of opening a new Shop on or before 30 September 2021 and opening such further Shops thereafter, the Franchisee shall at its own expenses engage estate agent for the purpose of looking for such sites or locations or premises as may be designated by the Franchisor for the operation of the Business of the new Shop after signing of this Agreement.

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(b)	The Franchisee shall enter into such tenancy agreement with the landlord of the premises on such terms and conditions as may be approved by the solicitors for the Franchisor.

(c)	The costs and expenses arising from or in connection with the location of suitable premises for the operation of the Business (including but not limited to the rent, promotion levy etc.) and related legal matters shall be borne by the Franchisee absolutely.

(d)	In the event that the Franchisee shall fail to procure the entry into any agreement or obtaining possession of suitable premises for the opening of the new Shop on or before 30 September 2021, this Agreement shall be deemed to be terminated immediately upon the expiration thereof and the Franchise Deposit already paid by the Franchisee to the Franchisor shall be forfeited by the Franchisor as the agreed service charges for assisting the Franchisee in the initial planning and the rendering of advice on the locating of premises. Both parties are thereafter discharged from the further performance of the terms and conditions of this Agreement but without prejudice of any claim by the Franchisor against the Franchisee for any antecedent breach.

9	TRADE MARKS AND INTELLECTUAL PROPERTY

9.1	The Franchisee understands and hereby acknowledges that the Franchisor has the right to use the Trade Names and Trade Marks in Hong Kong.

(a)	the Method and all parts thereof including without limitation all procedures supplement forms advertising matter devices marks service marks trade marks insignia trade names and slogans from time to time used as a part of in connection with or applicable to the Method;

(b)	the copyrights, trade mark registrations, trade names and patents now or hereafter applied for or granted in connection therewith; and

(c)	the right to licence or franchise others to use the trade name and all goodwill therein including all goodwill accruing to the use thereof by the Franchisee.

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9.2	The Franchisee hereby warrants that it shall not apply or contest, whether directly or indirectly or whether by itself or any agent, for the registration of the Trade Marks or similar marks in Hong Kong in the capacity of a proprietor or owner.

9.3	If the Franchisee is aware of and/or suspects any infringement of the rights of the Franchisor in connection with the Business by other person(s) or parties, the Franchisee shall promptly notify the Franchisor of such infringement and to give such reasonable assistance to the Franchisor in the conduct of any legal action to protect the Franchisor’s rights.

9.4	The Parties hereby acknowledge and agree that the Franchisor has commenced the registration of the Trade Marks in Hong Kong. The Franchisor agrees that, during the continuance of this Agreement, the Franchisor will be responsible for any litigation in Hong Kong arising from or in connection with the Trade Marks and the related legal costs. The Franchisee also covenants with the Franchisor that the Franchisee shall not make any claim against the Franchisor in respect of the use or registration of the Trade Marks pursuant to this Agreement.

9.5	The Franchisee and the Director hereby jointly and severally undertake and warrant that:-

(a)	they shall not during the subsistence of this Agreement or at any future time register any of the Intellectual Property in its own name as proprietor;

(b)	they shall not use any of the Intellectual Property as part of the name of any entity associated with the Franchisee and/ or the Director other than using the Intellectual Property as part of the business name(s) of the Shop(s);

(c)	they shall not except with the prior written consent of the Franchisor make use of the name of the Franchisor in any connection otherwise than is expressly permitted by this Agreement;

(d)	they shall not claim any right or interest in the Intellectual Property or any part thereof save as is granted by this Agreement;

(e)	they shall, at the request of the Franchisor, furnish the Franchisor with information or materials which are necessary or helpful to establish or evidence the Franchisor’s ownership of the Intellectual Property, and the nature and scope of its rights therein, including but not limited to information regarding the Franchisee’s first and subsequent dates of use, proof of such use dates, information regarding the nature and extent of the Franchisee’s use, and actual specimens of use made by Franchisee in advertising, printed materials or other materials which are used in connection with the promotion of the Business and/ or Products;

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(f)	they shall at all times use their best endeavours to protect and preserve the goodwill and image of the Trade Name and to conduct business in a manner consistent with good business ethics and consistent with the operation manual instructions or direction as may be advised by the Franchisor from time to time. For the avoidance of doubt the parties hereby agree that the Franchisor shall be solely responsible for the commencement, conduct and expenses of any litigation or legal proceedings in relation to the protection of the Trade Names, Trade Marks and/or Intellectual Property being the subject matter of this Agreement; and

(g)	any additional goodwill generated by the Franchisee, or any entity associated with it, by its operations under this Agreement shall be the Franchisor’s sole property and that the Franchisee, or any entity associated with it, shall hold all goodwill generated by its operations under this Agreement as bare trustee for the benefit of the Franchisor.

9.6	The Franchisee and the Director hereby agree to fully indemnify and keep the Franchisor and its assigns fully indemnified on demand from and against any, all losses, costs and expenses (including legal expenses) which the Franchisor and its assigns may reasonably incur or sustain from or in relation to the breach of this Clause 9. This indemnity shall be without prejudice to any of the other rights and remedies of the Franchisor and its assigns in relation to any such breach of warranties and all such rights and remedies are hereby expressly reserved.

10.	NO AGENCY OR PARTNERSHIP

10.1	This Agreement shall not operate to constitute the Franchisee as a partner agent or representative of the Franchisor and the Franchisee shall not represent itself as such agent nor represent itself as having any power or authority to incur any obligation of any nature express or implied on behalf of the Franchisor and shall not bind or pledge the credit of the Franchisor or attempt or purport to do any of such things.

11.	TERMINATION

11.1	If the Franchisee breaches any of terms and conditions as herein provided, the Franchisor shall give a written notice to the Franchisee specifying the breach of any obligations to be performed and observed by the Franchisee herein provided and requiring the Franchisee to remedy or rectify the same within seven days from the date of such notice. If the Franchisee fails to remedy or rectify the breach to the reasonable satisfaction of the Franchisor, then the Franchisor shall be entitled to terminate this Agreement by giving not less than seven days’ prior written notice to the Franchisee.

11.2	If, on the occurrence of any of the following events, the Franchisor may terminate this Agreement summarily and without giving any prior notice to the Franchisee:

(a)	if the Franchisee shall fail to pay any sum payable in accordance with Clause 4 above.

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(b)	if the Franchisee and/ or the Company shall fail to maintain a reasonable standard of the operation of Business in accordance with such reasonable instructions and advice by the Franchisor so that in the opinion of the Franchisor the goodwill and reputation of the Trade Name will be affected;

(c)	if the Franchisee and/ or the Company shall carry on the Business not at a suitable location which may adversely affect the Trade Name;

(d)	if the Franchisee and/ or the Company shall be adjudged bankrupt in the case of an individual or go into liquidation either voluntary or compulsory (save for the purpose of reconstruction or amalgamation as may be reasonably approved by the Franchisor) in the case of a company or if a receiver shall be appointed in respect of the whole or any part of its assets or if the operator shall make an assignment for the benefit of its creditors generally;

(e)	the event specified in Paragraph 7.1 (d) hereinabove

(f)	the giving by the Franchisee of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use or otherwise enjoy the use of the Trade Marks and/ or Trade Name;

(g)	any take-over reconstruction amalgamation merger or liquidation or winding up of the Franchisee and/ or the Company; and

(h)	any change in the person or persons who owns or own a majority of the voting shares of and in the Franchisee or otherwise has or have effective control of the Franchisee;

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11.3	On the termination of this Agreement, the Franchisee shall refrain from operating the Business and using the Trade Names and/ or Trade Marks as soon as practicable and not later than 1 month. The Franchisee shall cease to use and remove all identifying matters from the premises as the Franchisor may direct effectively to distinguish the premises and such from its appearance as a designation for the operation of the Business under the Trade Name and if the Franchisee shall fail or omit to make or cause to be made such changes within seven days after written notice then the Franchisor and its authorized agents shall have the right to enter upon the premises and to make or cause to be made such changes in the premises at the expense of the Franchisee which expense the Franchisee shall indemnify and keep the Franchisor indemnified upon demand.

11.4	On termination of this Agreement, the Franchisee shall forthwith pay to the Franchisor the outstanding balance of the Continuing Franchise Fee and the Prices of the Supplies accrued up to the date of termination as well as all other amount payable under this Agreement.

11.5	The accrued rights and the liabilities of the parties hereto shall not be affected upon the expiration or termination of this Agreement and shall be enforceable despite such expiration or termination.

11.6	The Franchisee and the Director hereby agree and undertake that they shall not, for the period of 3 years immediately after the termination of this Agreement, directly or indirectly:-

(a)	in any manner whatsoever engage in any capacity with any style of barbecue business in Hong Kong for their own benefit or for the benefit of any person or entity; or

(b)	have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any style of barbecue business in Hong Kong; provided, however, that the Franchisor may hold, directly or indirectly, solely as an investment, not more than one percent (5%) of the securities of any entity which is listed on any recognized securities exchange notwithstanding the fact that such person or entity is engaged in a business competitive with the Company’s Business.

The Franchisee and the Director hereby acknowledge and agree that the aforesaid restrictions are fair and reasonable for the protection of the lawful rights and interests of the Franchisor.

12.	EXCLUSIVE RIGHT

12.1	The parties hereto acknowledge that prior to the signing hereof the Franchisor has given a licence to the opening and operation of a restaurant using the Method under name of “YAKINIKU KAKURA” at Shop G1 & G3, Ground Floor, Treasure World (Site 11), The Whampoa, Hunghom, Kowloon, Hong Kong. For the avoidance of doubt, the parties hereto agree that save and except this aforesaid shop, the Franchisor shall not grant or give any licence to any third party to use the Method and operate under the Trade Name during the continuance of this Agreement.

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13.	CONFIDENTIALITY

13.1	The Franchisee and the Director hereby warrants to the Franchisor that: all information arising from or in connection with the Method, the Business, the Supplies, the Products and the Trade Marks obtained by the Franchisee is strictly confidential. The Franchisee shall not, whether before or after the expiration or sooner termination of this Agreement, divulge or disclose or make known to any third party such confidential information.

13.2	The Franchisee and the Director hereby undertakes to use their best endeavours to keep (and to procure that their employees, agents or other associated persons shall keep strictly confidential) any information arising from or in connection with the Method, the Business, the Supplies, the Products and the Trade Marks.

13.3	The obligations in this Clause 13 relating to confidentiality shall remain in full force and shall survive this Agreement.

14.	NOTICE

14.1	Any notice required to be served hereunder shall be sufficiently served on the other party if delivered to it at its last known business address by registered post or left on the Premises or by facsimile. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent. In the event of a change in business address or facsimile number, each party shall inform the other of any such change within one month of such change.

15.	ENTIRE AGREEMENT

15.1	The parties hereby acknowledge this Agreement constitutes the entire agreement between the parties and replaces all previous agreement both verbal or written between them.

15.2	The invalidity or unenforceability of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder of the Agreement.

15.3	In this Agreement unless the context otherwise requires and where not inapplicable:

(a)	“year”, “yearly”, “month” and “monthly” refer respectively to a calendar year and a calendar month.

(b)	words importing the masculine female or neuter gender include the others of them and words importing the singular number include the plural number and vice versa.

(c)	the word “person” includes an individual, a partnership, a company or other corporate or unincorporated body.

(d)	The word “business day” shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong.

16	JURISDICTIONS

16.1	The interpretation and enforcement of the terms of this Agreement shall be governed by and subject to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

16.2	The parties hereto irrevocably submit themselves to the exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region of the People’s Republic of China.

17.	In this Agreement, Messrs. Pang, Kung & Co. only act for the Franchisee and the Franchisor is reminded to seek independent legal advice if necessary.

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IN WITNESS the hands of the parties hereto the day and year first above written:

SIGNED by	)	/s/ UNICO CO., LTD
)
for and on behalf of	)
)
UNICO CO., LTD	)
)
)
in the presence of:	)

/s/

SIGNED by	)	/s/ UNICO HK CORPORATION LIMITED
)
for and on behalf of	)
)
UNICO HK CORPORATION LIMITED	)
)
)
in the presence of:	)

Tsang Wan Ching	[***]

/s/ Tsang Wan Ching

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SIGNED by	)	/s/ C& HOSPITALITY LIMITED
)
for and on behalf of	)
)
C& HOSPITALITY LIMITED	)
)
)
in the presence of:	)

Tsang Wan Ching	[***]

/s/ Tsang Wan Ching

SIGNED by LUK SIU FUNG MARK	)	/s/ Luk Siu Fang Mark
)
)
)
)
)
)
in the presence of:	)

Tsang Wan Ching	[***]

/s/ Tsang Wan Ching

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